EXHIBIT 5.1

                              Baker & Botts, L.L.P.
                                  910 Louisiana
                                 One Shell Plaza
                            Houston, Texas 77002-4995
                                 (713) 229-1234


                                                                   April 3, 1997


Pride Petroleum Services, Inc.
1500 City West Boulevard
Suite 400
Houston, Texas  77042

Gentlemen:

               As set forth in the Registration Statement on Form S-3 (Registration No. 333-21385) filed with the Securities and Exchange Commission (the "Commission") on February 7, 1997 (the "Registration Statement") by Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to (i) unsecured debt securities of the Company ("Debt Securities") and (ii) shares of common stock, no par value, of the Company, to be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $500,000,000, certain legal matters in connection with the Debt Securities are being passed upon for you by us.

               In our capacity as your counsel in the connection referred to above, we have examined (i) the Amended and Restated Articles of Incorporation and By-Laws of the Company, each as amended to date; (ii) the Indenture in the form of Exhibit 4.1 to the Registration Statement to be executed by the Company and The Chase Manhattan Bank, as trustee (the "Indenture"), pursuant to which Debt Securities may be issued; and (iii) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed.

Pride Petroleum Services, Inc.       -2-                          April 3, 1997

               In this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby;
(iii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

               On the basis and subject to the foregoing, we are of the opinion that, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board of Directors has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               We hereby consent to the filing of this opinion of counsel as an exhibit to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

LPT/TRF